Exhibit 99.1

CDF Funding, Inc. designated new accounts to the trust portfolio and transferred the receivables in those accounts to the Trust on February 21, 2012 (the “account addition”). The accounts designated to the trust portfolio on February 21, 2012 had an aggregate principal balance of approximately $285 million as of the close of business on January 31, 2012. The following tables summarize the trust portfolio on a pro forma basis as if the account addition had occurred at the opening of business on February 1, 2012 by various criteria as of the opening of business on February 1, 2012. Please note that numbers and percentages presented in the tables below may not sum to the totals presented due to rounding. Because the future composition and performance of the trust portfolio will change over time, these tables are not indicative of the composition or performance of the trust portfolio at any subsequent time.

For purposes of the following tables:

•	Receivables Balance is the aggregate balance of the principal receivables included in the trust portfolio.
•	Number of Accounts is the number of accounts included in the trust portfolio.

The balance of principal receivables in the trust portfolio as of the opening of business on February 1, 2012 reflected in the tables set forth below under the headings “Composition of the Receivables in the Trust Portfolio by Account Balance”, “Composition of the Receivables in the Trust Portfolio by Product Line” and “Geographic Distribution of Receivables in the Trust Portfolio” and the principal balances of the applicable receivables used in the calculation of the data reflected in the tables and text set forth under the headings “Composition by Dealer Risk Rating”, “Delinquency Experience”, “Composition by Age” and “Certain Payment Plan Information” are based on the data collected by GE Commercial Distribution Finance Corporation’s (“CDF”) information management systems. Certain manual inputs and adjustments are made to this data for monthly investor reporting purposes, and as a result the principal balances of the receivables reflected in, or used to calculate the data reflected in, such tables and text, for the relevant period, may be greater than the balance of principal receivables reflected in investor reports of a corresponding date or for a corresponding period. These manual inputs and adjustments primarily relate to manufacturer discount amounts and manual charge-offs. The difference between the balance of principal receivables derived from CDF’s information management systems and the principal balance of the receivables after giving effect to the manual inputs and adjustments is less than 1% for the period covered by the tables below.

Composition of Receivables in the Trust Portfolio by Account Balance (Dollars in Millions)
Account Balance Range	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
$1 to $999,999.99	$3,209.9	50.8%	26,160	96.2%
$1,000,000 to $9,999,999.99	$2,181.4	34.5%	983	3.6%
$10,000,000.00 or more	$931.0	14.7%	45	0.2%
Total	$6,322.3	100.0%	27,188	100.0%

Composition of Receivables in the Trust Portfolio by Product Line (Dollars in Millions)
Product Line	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
Power Sports	$998.6	15.8%	2,684	9.9%
Marine	$1,033.5	16.3%	2,627	9.7%
Technology	$680.5	10.8%	976	3.6%
Lawn and Garden	$729.9	11.5%	10,701	39.4%
Recreational Vehicles	$670.3	10.6%	731	2.7%
Consumer Electronics and Appliances	$460.6	7.3%	3,826	14.1%
Transportation	$431.3	6.8%	133	0.5%
Industrial and Agriculture	$461.1	7.3%	1,128	4.1%
Motorcycles	$343.0	5.4%	1,970	7.2%
Asset Based Lending Receivables and Accounts Receivable	$206.9	3.3%	21	0.1%
Music	$56.2	0.9%	379	1.4%
Manufactured Housing	$30.7	0.5%	108	0.4%
Other	$219.7	3.5%	1,904	7.0%
Total	$6,322.3	100.0%	27,188	100.0%

Geographic Distribution of Receivables in the Trust Portfolio (Dollars in Millions)
State	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
California	$487.6	7.7%	1,295	4.8%
Texas	$446.7	7.1%	1,662	6.1%
New York	$371.7	5.9%	1,461	5.4%
Florida	$368.5	5.8%	1,236	4.5%
Georgia	$246.0	3.9%	774	2.8%
Minnesota	$235.4	3.7%	931	3.4%
Ohio	$225.1	3.6%	1,050	3.9%
Michigan	$225.0	3.6%	1,090	4.0%
Virginia	$200.5	3.2%	663	2.4%
Pennsylvania	$181.2	2.9%	1,363	5.0%
Other	$3,334.5	52.7%	15,663	57.6%
Total	$6,322.3	100.0%	27,188	100.0%

The originators categorize the receivables into three risk rating groups, as indicated in the table below, by percentage of receivables owed by the applicable dealers. Data in the table below reflects analysis of risk ratings at points in time prior to February 1, 2012; the risk ratings of the dealers were not re-underwritten for purposes of compiling data in that table. We cannot assure you that the dealers owing receivables held in the trust in the future will demonstrate the risk metrics in the percentages referred to below.

Dealer Risk Rating Distribution in the Trust Portfolio
Dealer Risk Rating Group
A(1)	17%
B(2)	81%
C(3)	2%
Total	100%

(1)	Dealers in this group demonstrate strong risk metrics.
(2)	Dealers in this group demonstrate favorable to marginal risk metrics.
(3)	Dealers in this group demonstrate poor to uncollectible risk metrics.

Delinquency Experience As of February 1, 2012 (Dollars in Millions)
Days Outstanding	Receivables Balance	Percentage of Receivables Balance
31-60	$3.8	0.1%
61-90	$3.3	0.1%
91-120	$1.7	0.0%
121-150	$0.4	0.0%
151-180	$0.3	0.0%
Over 180	-	0.0%
Total	$9.6	0.2%

For purposes of the delinquency tables set forth above:

.	in the case of any receivable, if interest, flat fees, or scheduled liquidation late charges on that receivable are more than 30 days past due, then that receivable is considered to be delinquent in an amount equal to the interest, flat fees, or scheduled liquidation late charges that are more than 30 days past due;
.	in the case of a receivable arising under a “pay-as-sold program”, if the dealer has sold a particular item of inventory but did not remit payment to the applicable originator for more than 30 days after the sale, then that receivable is considered to be delinquent in an amount equal to the principal amount of such unpaid payment;
.	in the case of a receivable arising under a “scheduled payment plan”, if the dealer has failed to make a scheduled payment for more than 30 days, then that receivable is considered to be delinquent in an amount equal to the principal amount of such unpaid scheduled payment;
.	in the case of asset based lending receivables, if the amount of the receivable exceeds a specified percentage of the collateral supporting the receivable and such excess is not consented to by the related originator, then that receivable is considered to be delinquent in an amount equal to such excess; and
.	the “> 180” category does not reflect receivables charged-off at 181 days delinquent.

The following table provides the age distribution of receivables in the trust portfolio by receivables balance and as a percentage of such receivables in the trust portfolio. For purposes of the following table, aging for floorplan receivables generally commences on the date of the applicable invoice provided by the applicable manufacturer to the applicable originator and ends on the date that the receivable has been paid in full, except in the case of TF, aging for floorplan receivables generally commences on receipt of the related manufacturer’s invoice for new inventory in connection with an advance request. With respect to receivables from the accounts receivables product line or the asset based lending product line, all of such receivables are included in the “1-12” month category because determining which of those receivables are in the “over 12” month category would involve unreasonable effort or expense and, in any event, we believe that most of such receivables fall into the “1-12” month category. We cannot assure you that the aging experience for any receivables held by the trust in the future will be similar to the age distributions set forth below.

Composition by Age (Dollars in Millions)
Month	Receivables Balance	Percentage of Receivables Balance
1-12	$5,698.9	90.1%
Over 12	$623.4	9.9%
Total	$6,322.3	100.0%

Certain Payment Plan Information

The floorplan businesses of the originators provide two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan.  As of the opening of business on February 1, 2012, the floorplan receivables in the trust portfolio, by the principal amount of receivables outstanding, consisted of approximately 81% pay-as-sold receivables and 19% scheduled payment plan receivables.  In addition, a limited number of specialized payment programs may offer a combination of pay-as-sold terms and scheduled payment plan terms such that principal payment terms may initially be funded under pay-as-sold terms and then convert to scheduled payment plan terms upon the occurrence of certain specified events.